Exhibit 99.1

November 21, 2025

Re: Third quarter 2025 Letter to Stockholders of Strategic Student and Senior Housing Trust, Inc. (“SSSHT” or the “Company”)

Dear Stockholders,

There are number of encouraging national trends that are positively impacting the senior housing industry in general(1), and we believe the Company’s portfolio specifically:

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Demographics of age 80+ baby boomers will grow by 25% in the next five years and nearly double in the next ten years.
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By 2035, the United States 80+ population will increase from 14.7M today to almost 23M.
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The supply of new senior housing development is extremely limited (only 24,000 new units delivered in 2024). NIC MAP projects a need of 250,000 new units by 2027 and 500,000 new units needed by 2029.
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If these trends outlined above hold, then seniors housing demand will outstrip available supply in the next few years.

Summary of quarterly performance: Comparing the third quarter of 2025 to the third quarter of 2024

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Revenues increased approximately $0.7M or 8%.
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Expenses increased approximately $0.4M or 6%.
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Property net operating income increased approximately $0.3M or 12%.
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Occupancy increased from approximately 91% as of September 30, 2024, to approximately 96% as of September 30, 2025.

Our three Utah property upgrades approaching completion

By years end, we expect all three of our Utah senior properties common area upgrades to be substantially complete. So far, feedback from Residents and Staff on the new painting, carpet, lighting and furniture, have been positive and well received.

(1)
Blog post article entitled “The Impending Age Wave” referenced on the NIC MAP. NIC Map represents itself as “The world’s leading senior housing data and analytics for Operators, Lenders, Developers, Investors, Vendors and Healthcare."

Final Thoughts

While age 80+ demographics are increasing and near-term supply of new senior housing remains limited, we still are addressing a number of operating risk factors which include, high entry level employee turnover, increased payroll expenses, including overtime and outside temp agency, and seniors choosing to age in place. These risk factors can and do impact the consistency of our operating income earnings.

Further, while the number of sales of senior housing properties increased over the past year, cap rates have yet to meaningfully fall. However, if interest rates decline, we expect this trend to reverse. In the meantime, the Company will continue to evaluate various options to maximize stockholder value.

Sincerely,

John Strockis CEO and President

Strategic Student & Senior Housing Trust, Inc. | 19900 MacArthur Blvd, Suite 250, Irvine, CA 92612 | 877.327.3485 | info@StrategicREIT.com | www.strategicreit.com

Certain statements contained in this letter, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “continue,” or other similar words. Such statements include, in particular, statements about our plans, strategies, and prospects and, in this letter, include our statements about expectations as to continued occupancy rates and expense savings, and the pace of the expected recovery in the senior housing industry generally, all of which are subject to certain risks and uncertainties, including known and unknown risks, and are based on a number of assumptions which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter. We cannot guarantee the accuracy of any such forward-looking statements contained in this letter, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. The risks, uncertainties, assumptions and other factors that could cause such forward-looking statements not to come to fruition include, among other things, disease or other outbreaks, future economic, competitive, and market conditions, including without limitation, development of senior housing properties in our areas, changes in the political and economic climate, economic conditions and fiscal imbalances in the United States and in the markets in which we operate, and other major developments, including wars, natural disasters, epidemics and pandemics, military actions, and terrorist attacks. The occurrence or severity of any such event or circumstance is difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations and provide distributions to stockholders, and our ability to find suitable investment properties, may be significantly hindered. These risk and uncertainties that could cause forward-looking statements not to come to fruition also include those items that we identify as “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, our quarterly reports on Form 10-Q and other reports that we file from time to time with the Securities and Exchange Commission.

Strategic Student & Senior Housing Trust, Inc. | 19900 MacArthur Blvd, Suite 250, Irvine, CA 92612 | 877.327.3485 | info@StrategicREIT.com | www.strategicreit.com